Exhibit 10.2

RELEASE AND SEPARATION AGREEMENT

This Release and Separation Agreement (“Agreement”) is entered into as of the last date signed below, by and between Sally Beauty Holdings, Inc. (“Employer”) and Bennie Lowery (“Employee”), and is intended to set forth all the rights, duties and obligations of the parties with respect to the matters addressed herein.  In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

1.             Separation and Consideration.

i.              Employee’s employment with Employer ended at midnight, December 31, 2011 (the “Separation Date”).

ii.             For entering into the release of all claims and the other covenants and agreements contained in this Agreement, Employer will provide Employee the amount of twenty thousand dollars ($20,000), less applicable withholding such as applicable taxes, payable within ten (10) days of both parties executing this Agreement.

iii.            Employee shall also be eligible for a payment equivalent to twenty-five percent (25%) of the Annual Incentive Award (“Award”) (if any) which would have been payable to him under the 2012 Sally Beauty Holdings, Inc. Annual Incentive Plan (“Incentive Plan”) if he had remained in the position of Senior Vice President and General Merchandise Manager, Beauty Systems Group (the “Position”) through the date of payment of Awards under the Incentive Plan (if any) in 2012, based upon the criteria set forth in the Performance Objectives for the Position, a copy of which criteria he acknowledges receipt of.  Employee acknowledges and agrees that any such payment is determined by, and is subject to, the terms of the Incentive Plan.  The amounts set forth in Paragraphs 1(ii) and (iii) shall be collectively the “Consideration.”  Employee acknowledges that Paragraph 1(iii) Consideration will not be payable (if at all) until at least late November, 2012, when the Award is calculable, though no later than December 31, 2012, and shall be subject to applicable withholding.

2.             Earned Vacation Pay.  Employer shall pay Employee all undisputed vacation pay which is earned but unused as of the Separation Date.  Such amount shall be paid not later than March 15, 2012.

3.             No Further Entitlements.  Employee acknowledges and agrees that, from and after the Separation Date, Employee has no further entitlements other than those expressly set forth in this Agreement, the Consulting Agreement between Diversely Specialized, Inc., a Texas corporation and Employer (the “Consulting Agreement”) and the Option Exercise Period Extension and Restricted Stock Vesting Extension Agreement between Employee and Employer (the “Extension Agreement”), to the extent these other two agreements are executed.

4.             Nonadmission.  Payment or the offer of payment of the Consideration set forth above, and the offering of this Agreement shall not be construed as an admission of any

Initial:	Employer:	/s/GW

	Employee:	/s/BL

liability on the part of Employer or any Releasee for a violation of law or otherwise.  Any liability is expressly denied.

5.             Waiver and Release of All Claims.

IN CONSIDERATION OF THE MONIES PAID AND OTHER CONSIDERATION PROVIDED BY EMPLOYER IN THIS AGREEMENT, EMPLOYEE ON BEHALF OF HIMSELF, HIS AGENTS, ATTORNEYS, HEIRS AND ASSIGNS, DOES HEREBY WAIVE AND DISCLAIMS ALL RIGHTS AND DOES:

i.              RELEASE, ACQUIT, AND FOREVER DISCHARGE EMPLOYER, ITS CURRENT AND PREDECESSORS’ DIVISIONS, AFFILIATES, SUBSIDIARIES (INCLUDING BUT EXPRESSLY NOT LIMITED TO SALLY BEAUTY SUPPLY LLC,  BEAUTY SYSTEMS GROUP LLC AND ARMSTRONG MCCALL L.P.) , THEIR OFFICERS, EMPLOYEES, AGENTS AND THEIR OWNERS/SHAREHOLDERS, AND EACH OF THEM (AND THEIR BENEFIT PLANS AND STOCK OPTION PLANS AND EACH OF THEM (EXCEPT AS EXPRESSLY EXCLUDED) (ALL THE ABOVE REFERRED TO THROUGHOUT AS THE “RELEASEES” or “Releasees”) FROM ANY AND ALL RIGHTS, CHARGES, ACTIONS, CAUSES OF ACTIONS, CLAIMS, DAMAGES, OBLIGATIONS, SUITS, AGREEMENTS, COSTS OR ATTORNEYS’ FEES OR RIGHTS OF INDEMNITY, AND WITH REGARD TO THE PAYMENT OF ALL MONIES, ATTORNEYS’ FEES, BENEFITS, BACK PAY, DEBTS, OBLIGATIONS, COMPENSATORY DAMAGES, PUNITIVE DAMAGES, ACTUAL DAMAGES, OR ANY OTHER LIABILITY OR PAYMENT OF ANY KIND WHATSOEVER, SUSPECTED OR UNSUSPECTED, KNOWN OR UNKNOWN, WHICH AROSE OR COULD HAVE ARISEN OUT OF:  (X) EMPLOYEE’S EMPLOYMENT WITH EMPLOYER OR ANY RELEASEE ARISING ON OR BEFORE THE DATE THIS AGREEMENT IS SIGNED; AND/OR,  (Y) ANY OTHER RIGHT TO BENEFIT, PAYMENT OR CLAIM WHATSOEVER, KNOWN OR UNKNOWN, ARISING OR GRANTED ON OR BEFORE THE DATE THIS AGREEMENT IS SIGNED (HEREAFTER TOGETHER REFERRED TO AS “CLAIMS” or “Claims”), INCLUDING, BUT EXPRESSLY NOT LIMITED TO:

a.             CLAIMS WHICH COULD HAVE ARISEN UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT,  THE AMERICANS WITH DISABILITIES ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE SARBANES-OXLEY ACT, THE TEXAS COMMISSION ON HUMAN RIGHTS ACT (ALL AS AMENDED) AND/OR ANY OTHER STATE, FEDERAL OR MUNICIPAL EMPLOYMENT DISCRIMINATION STATUTES (INCLUDING CLAIMS BASED ON SEX, SEXUAL HARASSMENT, AGE, RACE, NATIONAL ORIGIN, RELIGION, ANCESTRY, HARASSMENT,

Initial:	Employer:	/s/GW

	Employee:	/s/BL

MARITAL STATUS, HANDICAP, DISABILITY AND/OR RETALIATION); AND/OR,

b.             CLAIMS ARISING OUT OF ANY OTHER FEDERAL, STATE, OR LOCAL STATUTE, LAW, CONSTITUTION, ORDINANCE OR REGULATION; AND/OR ANY OTHER CLAIM WHATSOEVER INCLUDING, BUT NOT LIMITED TO, CLAIMS RELATING TO IMPLIED OR EXPRESS EMPLOYMENT CONTRACTS, PUBLIC POLICY OR TORT CLAIMS, INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS CLAIMS, “PLANT CLOSING” LAW RIGHTS, PERSONAL INJURY CLAIMS, DEFAMATION CLAIMS, PRIVACY CLAIMS, WRONGFUL DISCHARGE CLAIMS, CLAIMS FOR PAYMENT UNDER ANY INCENTIVE PROGRAM, INCLUDING, WITHOUT LIMITATION, AN ANNUAL INCENTIVE PLAN AWARD, COMMON LAW CLAIMS RELATING TO LEGAL RESTRICTIONS ON EMPLOYER’S OR ANY OTHER RELEASEE’S RIGHT TO TERMINATE EMPLOYEES OR RESULTING FROM ANY OCCURRENCE, ACT, AGREEMENT OR OMISSION TO THE DATE OF THIS AGREEMENT.

ii.             SPECIFICALLY EXCLUDED FROM THIS WAIVER AND RELEASE ARE THE FOLLOWING AND ONLY THE FOLLOWING:

a.             Claims for breach of this Agreement, provided however, any breach of this Agreement by Employer or any Releasee other than failure to pay the Consideration (to such time as Employee is not in breach of this Agreement) shall give rise to a claim for breach of contract damages only and not rescission or termination of the Agreement;

b.      rights to the vested proceeds under any tax deferred benefit plan, such as a 401(k) plan or a profit sharing plan, strictly in accordance with the terms of the respective plans;

c.     rights under the Alberto-Culver/Sally Beauty Holdings, Inc. 2003 Employee Stock Option Plan, the Sally Beauty Holdings 2007 Omnibus Incentive Plan and the Sally Beauty Holdings 2010 Omnibus Incentive Plan, strictly in accordance with the terms of the respective plans;

d.    rights to file a charge with a federal or state administrative agency or participate in any agency investigation, provided however that Employee is waiving his right to recover any money in connection with such a charge or investigation and is also waiving his right to recover money in connection with any charge filed by any other individual or by the Equal Employment Opportunity Commission or any other federal or state agency;

e.   rights to post-termination COBRA benefits as may be available by law; and,

Initial:	Employer:	/s/GW

	Employee:	/s/BL

f. any right to be indemnified any Releasee under corporate by-laws or otherwise, or for purposes of clarity, any right to coverage under a policy of insurance procured by any Releasee and applicable to Employee.

iii.            Employee acknowledges and agrees the Consideration being received is for the benefit of all Releasees, and not just Employer.

6.             Employer Confidential Information.

i.              Employee agrees that the information, observations and data obtained by Employee during the course of Employee’s employment with Employer and any relevant Employer Affiliate(1) are the sole property of Employer.  Employee agrees that from the date of this Agreement and thereafter, without the express written consent of Employer’s President, Employee will not disclose to any person or entity or use for Employee’s own account or for the benefit of any third party any Confidential Information (whether gained before or after his separation from Employer)(2), unless and only to the extent that such Confidential Information becomes generally known to and available for use by the public or in the trade other than as a result of Employee’s acts or inaction or the wrongful act of any third party.  The parties agree that Confidential Information and all elements of it are important, material, confidential and gravely affect the successful conduct of the Employer and relevant Employer Affiliate.

ii.             Employee affirms that, except as expressly permitted by Employer in writing to retain such items, Employee has delivered to Employer all memoranda, notes, plans, records, reports, computer disks and memory, and other documentation and copies thereof (however stored or recorded) relating to the business of Employer and any relevant Employer Affiliate, and/or which contain Confidential Information, which Employee possesses or has custody or control of.  Employee has not retained copies.  Employee has also returned all of Employer’s and all Employer Affiliates’ property within Employee’s custody or control.

(1)   “Employer Affiliate” for purposes of this agreement shall mean any division, affiliate, subsidiary or other entity which has Sally Beauty Holdings, Inc. (or its predecessor or successor) as the ultimate parent company.  The list of Employer Affiliates currently includes, but is not limited to:  Sally Beauty Supply LLC, Beauty Systems Group LLC and Armstrong-McCall, L.P.

(2)    “Confidential Information” for purposes of this Agreement shall mean information relating to the Employer or any Employer Affiliate that is generally not disclosed outside of the company, and shall include but not be limited to:  Employer’s or any Employer Affiliate’s business plans and future product or market developments, all financial information, information regarding suppliers and costs of products and other supplies, financing programs, and any other information regarding personnel, operations,  overhead, distribution; present or future plans related to real estate and leaseholds (including site selection);and any information regarding computer and communication systems, software operating systems, source codes, lawsuits, legal documents, legal strategies and the like.

Initial:	Employer:	/s/GW

	Employee:	/s/BL

7.             Other Provisions.  By signing this Agreement, Employee affirms that Employee:

i.              has read and fully understands the Agreement’s terms and conditions;

ii.             has been advised to consult with an attorney of Employee’s own choice prior to executing this Agreement.  EMPLOYEE:  SEEK CONSULTATION WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT;

iii.            has waived any legal claim, including claims under the Age Discrimination in Employment Act, and any right to personally bring a lawsuit against Employer based on any actions taken by Employer up to the date of the signing of this Agreement;

iv.            understands he would not have otherwise been entitled to the Consideration described in this Agreement and that Employer is providing such consideration in return for Employee’s agreement to be bound by the terms of this Agreement;

v.             understands he has had at least twenty-one (21) days during which to consider this Agreement prior to signing it and that he has, in fact, carefully reviewed this Agreement, and is entering into the Agreement voluntarily and of his own free will; and further that if Employee has chosen to execute this Agreement before the end of the 21-day period, he does so with the understanding that he is choosing not to exercise his right to take the full 21-day period to consider this Agreement, that such early execution was completely knowing and voluntary, and that he had reasonable and ample time in which to review this Agreement;

vi.            understands he has an additional seven (7) days after both parties sign this Agreement to revoke Employee’s decision to sign this Agreement by delivering written notice of his intention to revoke to the General Counsel of Employer, 3001 Colorado Blvd., Denton, TX  76210;

vii.           is not waiving or releasing any rights or claims that may arise after the date Employee signs this Agreement;

viii.          has received adequate consideration for the waivers and other provisions contained in this Agreement in the form of money and other benefits in addition to that which Employee would otherwise be entitled to receive;

ix.            agrees this Agreement is signed voluntarily, knowingly and without coercion; and,

x.             agrees this Agreement was individually negotiated between Employer and Employee.

Initial:	Employer:	/s/GW

	Employee:	/s/BL

8.             Entire Agreement.  This Agreement, along with the Consulting Agreement and Extension Agreement, contain all the terms and conditions agreed upon by the parties upon the subject matter hereof, and no provision expressed in this Agreement may be altered, modified and/or cancelled except upon the express written consent of the parties.  The terms and conditions contained in this Agreement supersede any previous agreement or arrangement between the parties other than the Consulting Agreement and Extension Agreement.  This Agreement and all rights and benefits are personal to Employee, and neither this Agreement, nor any right or interest of Employee arising under this Agreement, shall be voluntarily sold, transferred or assigned by Employee.

9.             Jurisdiction.  The law of Texas will govern this Agreement to the same extent as agreements entered into and performed wholly in Texas.

10.           Effective Date.  The Agreement shall become irrevocable on the eighth day following Employee’s and Employer’s signing of this Agreement.

11.           Severability; Blue Pencil.  In the event that any one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.  If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to exercise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and enforce the remainder of these covenants so amended.  Provided however, that: (i) as a result of such provisions of this Agreement being declared illegal or unenforceable or their being substantially modified; or, (ii) if Employee claims, through a lawsuit or otherwise that provisions of this Agreement are illegal, unenforceable or subject to substantial modification; and as a result of such declaration, or if in the event of such claim of Employee being enforced, Employer loses the benefit of its bargain (such as, without limitation, the enforceability of the Paragraph 5 release provisions and/or material compromise of Employer’s rights of confidentiality), Employer shall have no further obligation under this Agreement, the Agreement shall at the option of Employer be declared void, and Employee shall return any Consideration paid.

12.           Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Agreement, and shall not be employed in the construction of this Agreement.

Initial:	Employer:	/s/GW

	Employee:	/s/BL

WHEREFORE, Employee and Employer agree as set forth in this Agreement.

EMPLOYEE:		EMPLOYER:
BENNIE LOWERY		SALLY BEAUTY HOLDINGS, INC.

/s/Bennie Lowery		by:	/s/Gary Winterhalter
Gary Winterhalter, President and CEO

Date:	January 3, 2012	Date:	January 3, 2012

WITNESS:		WITNESS:

/s/Karen Davis		/s/Rebecca D. Rea

Karen Davis		Rebecca D. Rea
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